UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2013

WRIGHT MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35823	13-4088127
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

5677 Airline Road Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip code)

(901) 867-9971

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2013, Wright Medical Group, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with MicroPort Scientific Corporation, a corporation formed under the laws of the Cayman Islands (“MicroPort”), and MicroPort Medical B.V., a besloten vennootschap formed under the laws of the Netherlands. Under the terms of the Purchase Agreement, we will divest and sell our business operations operating under the OrthoRecon operating segment (the “OrthoRecon Business”) and certain other assets and liabilities to MicroPort for $290 million in cash on a debt and cash free basis, subject to a working capital adjustment. We will transfer to MicroPort the properties and assets, or the rights to such properties and assets, primarily used in, held for use in or necessary to conduct the OrthoRecon Business as currently conducted, including intellectual property, and MicroPort will similarly assume certain of the liabilities relating to the OrthoRecon Business. We made customary representations and warranties regarding the OrthoRecon Business in the Purchase Agreement.

Completion of the transaction is subject to customary closing conditions, including the shareholders of MicroPort approving the transaction and the receipt of certain regulatory clearances. Voting agreements have been executed with shareholders holding a sufficient number of shares of MicroPort to approve the transaction. MicroPort intends to finance a portion of the transaction with a debt commitment from Otsuka Medical Devices, Co., Ltd. for up to $200 million in senior loan facilities. Completion of the transaction is not subject to any financing condition.

A copy of the Purchase Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to such agreement; and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants in the Purchase Agreement or descriptions thereof as characterizations of the actual state of facts or condition of the Company or MicroPort or any of their respective subsidiaries.

Item 8.01	Other Events.

On June 19, 2013, we issued a press release announcing the entrance into the Purchase Agreement, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Asset Purchase Agreement, dated as of June 18, 2013, by and among MicroPort Scientific Corporation, MicroPort Medical B.V. and Wright Medical Group, Inc.[1]

99.1	Press Release of Wright Medical Group, Inc. dated June 19, 2013.

[1]	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.

Dated: June 21, 2013	By:	/s/ Lance A. Berry
		Name:	Lance A. Berry
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of June 18, 2013, by and among MicroPort Scientific Corporation, MicroPort Medical B.V. and Wright Medical Group, Inc.[1]

99.1	Press Release of Wright Medical Group, Inc. dated June 19, 2013.

[1]	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.